Exhibit 99.4

XENITH

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on October 26, 2017.

Vote by Internet

- Go to **www.investorvote.com/xbks**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Proposal	For	Against	Abstain
1. To approve the Agreement and Plan of Reorganization, dated as of May 19, 2017, by and between the Company and Union Bankshares Corporation ("Union"), and the related plan of merger provided therein, pursuant to which the Company will merge with and into Union (the "Merger").	☐	☐	☐
2. To approve, on a non-binding advisory basis, certain compensation that may become payable to the Company's named executive officers in connection with the Merger.	☐	☐	☐
3. To adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the special meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give their full title. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting and at any adjournments or postponements thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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. SPECIAL MEETING OF SHAREHOLDERS October 26, 2017 10:00 a.m., Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Patrick E. Corbin, T. Gaylon Layfield, III and Scott A. Reed, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as provided on the other side hereof and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Xenith Bankshares, Inc. (the “Company”) to be held at Xenith Bank, 901 East Cary Street, Suite 1700, Richmond, Virginia on Thursday, October 26, 2017, at 10:00 a.m., Eastern Time, or at any adjournments or postponements thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. Please note that the last vote received from a shareholder, whether by the phone, by Internet or by mail, will be the vote counted. (Continued, and to be marked, dated and signed, on the other side) PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE REVOCABLE PROXY — XENITH BANKSHARES, INC. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q